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                                                                Exhibit (23)(c)



                        CONSENT OF INDEPENDENT AUDITORS



Board of Directors


Wachovia Corporation



   We consent to the use of our report dated January 23, 2002, included in Wachovia Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, incorporated herein by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Wachovia Corporation and to the reference to our firm under the heading "Experts" in the Registration Statement.



   Our report refers to the fact that effective July 1, 2001, Wachovia Corporation adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.



                                          /s/  KPMG LLP



Charlotte, North Carolina


May 29, 2002